Exhibit 10.3
AMENDMENT ONE
EMPLOYMENT AGREEMENT
          THIS AMENDMENT ONE TO THE EMPLOYMENT AGREEMENT (“Amendment One”), is entered into and effective as of January _, 2006 (the “Effective Date”), by and between VALOR COMMUNICATIONS GROUP, INC., a Delaware corporation (the “Company”), and Jerry E. Vaughn (the “Employee”).
W I T N E S S E T H:
     WHEREAS, the Company and the Employee entered into a Employment Agreement dated October 1, 2005; and,
     WHEREAS, on December 8, 2005, the Company, Alltel Corporation and Alltel Holding Corp. entered into an Agreement and Plan of Merger (“Transaction”); and,
          WHEREAS, the Company and the Employee desire to amend certain provisions of the Employment Agreement in anticipation of the closing of the Transaction.
     NOW, THEREFORE, for and in consideration of the premises hereof and the mutual covenants contained herein, the Company and the Employee hereby covenant and agree to amend the Employment Agreement as follows:
     1. Amend section 7(a) to delete the definition of “Good Reason” in its entirety, and replace it with the following:
As used herein, the term “Good Reason” means (i) any material breach by the Company or any of its affiliates of their obligations under the Employment Agreement, (ii) any substantial diminution of the Participant’s scope of responsibilities as an officer of the Company, as set forth in the Employment Agreement and the Company’s Certificate of Incorporation and Bylaws, diminution of title or reduction in compensation, in each case, which continues unremedied for a period of fifteen (15) days after written notice thereof to the Company, or (iii) upon demand by the Company that the Participant relocate from his current principal office location to a location more than 50 miles from such current principal office location.

     2. All other terms and conditions of the Employment Agreement shall remain in full force and effect.
          IN WITNESS WHEREOF, the Company and the Employee have duly executed and delivered this Amendment One to the Employment Agreement as of the day and year first above written.

VALOR COMMUNICATIONS GROUP, INC.

By:	/s/ John J. Mueller

Name: John J. Mueller
Title: President and Chief Executive Officer

/s/ Jerry E. Vaughn

Employee